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                                                                    Exhibit 5(b)

                                        January 27, 2003

John Hancock Financial Services, Inc.
200 Clarendon Street
Boston, MA  02117

Re:  Form S-3 Registration
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Ladies and Gentlemen:

     I am Vice President and Counsel of John Financial Services, Inc., a Delaware corporation (the "Guarantor"), in connection with the execution, and delivery of the Guarantee Agreement dated as of December 30, 2002 (the "Guarantee Agreement") by the Guarantor in favor of John Hancock Variable Life Insurance Company ("Beneficiary"). The Guarantor is filing a Form S-3 Registration Statement for the purpose of registering under the Securities Act of 1933 JHFS' Guarantee relating to market value adjustment interests under deferred annuity contracts to be issued by John Hancock Variable Life Insurance Company on an individual and group basis. All terms capitalized herein which are not otherwise defined have the meanings attributed thereto in the Guarantee Agreement.

     In so acting, I have reviewed, among other things, the Guarantee Agreement and the Form S-3 Registration Statement and such other documents as I have deemed necessary or appropriate as a basis for the opinions expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, the authenticity of the originals of such copies. I have relied upon, and assumed the accuracy of, the representations and warranties contained in and made pursuant to the Guarantee Agreement and the statements made in the Form S-3 Registration Statement, relied upon the originals or copies certified, or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments, and made such other investigations, as in my judgment, are necessary or appropriate to enable me to render the opinions below.

     Subject to the foregoing and the qualifications and limitations discussed below, I am of the following opinion:

     (1) The Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Delaware.